UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2021

GENESIS PARK ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39733	98-1550429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Edwards Street, Suite B

Houston, TX 77007

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-489-4650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one warrant	GNPK.U	New York Stock Exchange
Class A ordinary shares	GNPK	New York Stock Exchange
Warrants	GNPK WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2021, Genesis Park Acquisition Corp. (“Genesis Park”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Genesis Park, Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of Genesis Park (“Merger Sub”), Cosmos Intermediate, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Holdings (as defined herein) (the “Company”), and Redwire, LLC, a Delaware limited liability company (“Holdings”).

Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) by which, (i) Genesis Park shall domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and the Companies Act of the Cayman Islands (the “Domestication”), (ii) Merger Sub will merge with and into the Company, with the Company being the surviving entity in the merger (the “First Merger”), and (iii) immediately following the First Merger, the Company will merge with and into Genesis Park, with Genesis Park being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, being collectively referred to as the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The proposed Business Combination is expected to be consummated after the required approval by the shareholders of Genesis Park and the satisfaction of certain other conditions summarized below.

Merger Agreement

Closing Merger Consideration

The aggregate consideration to be paid to Holdings (the “Closing Merger Consideration”) will be paid in a combination of stock and cash consideration. The cash consideration will be an amount equal to $75,000,000 (such amount, the “Closing Cash Consideration”). The remainder of the Closing Merger Consideration will be paid in (i) 37,200,000 shares of Class A common stock, par value $0.0001 per share, of Genesis Park (the “Class A Common Stock,” and such shares, the “Closing Share Consideration”) and (ii) 2,000,000 warrants to purchase one share of Class A Common Stock per warrant (the “Closing Warrant Consideration”), with such amount of warrants corresponding to the forfeiture of certain warrants acquired by Genesis Park’s Sponsor, Genesis Park Holdings, a Cayman island limited liability company (“Sponsor”) and Jefferies, LLC (“Jefferies”) in connection with Genesis Park’s initial public offering as described below in “Related Agreements – Warrant Forfeiture Agreement.”

At the effective time of the First Merger, the units of the Company will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, the Closing Share Consideration, Closing Cash Consideration and Closing Warrant Consideration.

Representations and Warranties

The Merger Agreement contains representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, formation and authority, (ii) authorization to enter into the Merger Agreement, (iii) capital structure, (iv) consents and approvals, (v) financial statements, (vi) liabilities, (vii) real estate, (viii) intellectual property, (ix) litigation, (x) material contracts, (xi) taxes, (xii) title to assets, (xiii) absence of changes, (xiv) environmental matters, (xv) employee matters, (xvi) licenses and permits, (xvii) compliance with laws, and (xviii) regulatory matters. The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the closing of the Transactions.

Covenants

The Merger Agreement contains customary covenants of the parties, including, among others, covenants providing for (i) the operation of the parties’ respective businesses prior to consummation of the Transactions, (ii) Genesis Park’s, the Company’s and Holdings’ efforts to satisfy conditions to consummation of the Transactions, (iii) Genesis Park, the Company and Holdings to cease discussions for alternative transactions, (iv) Genesis Park to prepare and file a registration statement on Form S-4, including a proxy statement for the purpose of soliciting proxies from Genesis Park’s shareholders to vote in favor of certain matters (the “Acquiror Stockholder Matters”), including the adoption of the Merger Agreement, approval of the Transactions, amendment and restatement of Genesis Park’s amended and restated memorandum and articles of association and certain other matters at a special meeting called therefor (the “Special Meeting”), (v) the protection of, and access to, confidential information of the parties and (vi) the parties’ efforts to obtain necessary approvals from governmental agencies.

Conditions to Closing

The consummation of the Transactions is subject to customary closing conditions for special purpose acquisition companies, including, among others: (i) approval by Genesis Park’s shareholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) no law having the effect of making the Transactions illegal, (iv) Genesis Park having at least $5,000,001 of net tangible assets as of the closing of the Transactions, (v) completion of the Domestication, (vi) approval for listing by the NYSE and (vii) customary bringdown conditions. Additionally, the obligations of the Company to consummate the Transactions are also conditioned upon, among others, the aggregate amount of (x) cash in Genesis Park’s trust account (after reduction for the aggregate amount of payments to be made in connection with shareholder redemptions) plus (y) cash that has been funded to and remains with Genesis Park pursuant to the Subscription Agreements (as defined below) being at least $185,000,000 as of the closing of the Transactions.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing of the Transactions, as follows:

(i) by mutual written consent of Genesis Park and the Company;

(ii)

by either Genesis Park or the Company if the Transactions are not consummated on or before September 25, 2021 (the “Termination Date”), provided that a party’s right to terminate will be automatically extended if any action for specific performance or other equitable relief is filed by Holdings or the Company, in the case of Genesis Park, or Genesis Park or Merger Sub, in the case of the Company, with respect to the Merger Agreement, the other transaction agreements specified in the Merger Agreement or otherwise regarding the Transactions is commenced or pending on or prior to the Termination Date, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the closing to occur by such date;

(iii)

by either Genesis Park or the Company if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining or prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable;

(iv)

by either Genesis Park or the Company if the other party has breached any of its covenants, agreements, representations or warranties which would result in the failure of certain conditions to be satisfied at the closing and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the closing to occur; or

(v)

by either Genesis Park or the Company if, at the Special Meeting, the Transactions and the other Acquiror Stockholder Matters shall fail to be approved by holders of Genesis Park’s outstanding shares, provided that Genesis Park’s right to terminate for failure to obtain such approval shall not be available if, at the time of such termination, Acquiror is in breach of certain of its obligations under the Merger Agreement, including with respect to the preparation and filing of the registration statement, mailing of the proxy statement and convening the Special Meeting.

Voting Agreements

In connection with the Merger Agreement, the Company and Holdings entered into voting and support agreements (the “Voting Agreements”) with certain Genesis Park shareholders pursuant to which such shareholders have agreed (i) to vote in favor of the Transactions and the other Acquiror Stockholder Matters and (ii) not elect to redeem or tender or submit for redemption their ordinary shares. Under the Voting Agreements, when taken together with the Sponsor’s agreement to vote in favor of the Transactions and the other Acquiror Stockholder Matters, holders of approximately 36.6% of the outstanding ordinary shares of Genesis Park have agreed to vote in favor of the Transactions and the other Acquiror Stockholder Matters. The Voting Agreements terminate upon termination of the Merger Agreement.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors with information regarding its terms. It is not intended to provide any other factual information about Genesis Park, the Company, Holdings or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Genesis Park’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Related Agreements

Investor Rights Agreement

In connection with the execution of the Merger Agreement, Genesis Park entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Holdings, Genesis Park Holdings (the “Sponsor”), and the other parties named therein. Pursuant to the Investor Rights Agreement, Holdings and certain of its affiliates, (together, the “Partners”) have the right to nominate five directors to Genesis Park’s board of directors (the “Board”) and the Sponsor and certain of its affiliates have the right to nominate two directors to the Board. Four directors will be independent directors, three of which will be nominated by the Partners and one of which will be nominated by the Sponsor. The Partners’ right to designate directors to the Board is subject to their beneficial ownership of Class A Common Stock as compared to the Class A Common Stock beneficially owned by the Partners on the date the closing of the Transactions occurs (the “Closing Date”). If the Partners own beneficially: (i) 50% or greater of such shares of Class A Common Stock beneficially owned by the Partners on the Closing Date, they will have the right to nominate five directors; (ii) less than 50% but greater than or equal to 42.5% of such shares of Class Common A Stock beneficially owned by the Partners on the Closing Date, they will have the right to nominate four directors; (iii) less than 42.5% but greater than or equal to 25% of such shares of Class Common A Stock beneficially owned by the Partners on the Closing Date, they will have the right to nominate three directors; (iv) less than 25% but greater than or equal to 10% of such shares of Class Common A Stock beneficially owned by the Partners on the Closing Date, they will have the right to nominate two directors; (v) less than 10% but greater than or equal to 5% of such shares of Class Common A Stock beneficially owned by the Partners on the Closing Date, they will have the right to nominate one director; and (vi) less than 5% of such shares of Class Common A Stock beneficially owned by the Partners on the Closing Date, they will not have the right to nominate any directors. For so long as the Partners beneficially own greater than 50% of the Class A Common Stock beneficially owned by the Partners on the Closing Date, the Partners will be entitled to designate one of their directors as the chairman of the Board. Additionally, the Sponsor’s right to designate directors to the Board is subject to its (and its permitted transferees’) beneficial ownership of Class A Common Stock as compared to the Class A Common Stock beneficially owned by the Sponsor on the Closing Date. If the Sponsor (and its permitted transferees) owns beneficially: (i) 50% or greater of such shares of Class A Common Stock beneficially owned by the Sponsor on the Closing Date, it will have the right to nominate two directors; (ii) less than 50% but greater than or equal to 25% of such shares of Class A Common Stock beneficially owned by the Sponsor on the Closing Date, it will have the right to nominate one director; and (iii) less than 25% of such shares of Class A Common Stock beneficially owned by the Sponsor on the Closing Date, it will not have the right to nominate any directors. Pursuant to the Investor Rights Agreement, certain parties will be entitled to certain registration rights, including, among other things, customary demand, shelf and piggy-back rights, subject to customary cut-back provisions. Pursuant to the Investor Rights Agreement, certain parties will agree not to sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock or warrants to purchase shares of Class A Common Stock they receive in connection with the Transactions or otherwise beneficially own as of the Closing Date for certain time periods specified therein.

The foregoing description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Merger Agreement, Genesis Park entered into subscription agreements (the “Subscription Agreements”) with certain investors (“PIPE Investors”), pursuant to which Genesis Park has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to subscribe for and purchase, an aggregate of 10,000,000 shares of Class A Common Stock at a purchase price of $10.00 per share for aggregate gross process of $100,000,000 (the “PIPE Financing”). The closing of the PIPE Financing is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the PIPE Financing. The Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the mutual written agreement of the parties thereto. The counterparties to certain of the Subscription Agreements are directors, officers or affiliates of Genesis Park and such Subscription Agreements have been approved by Genesis Park’s audit committee and board of directors in accordance with Genesis Park’s related persons transaction policy.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the Subscription Agreements, a form of which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Amended and Restated Sponsor Agreement

In connection with the execution of the Merger Agreement, Genesis Park amended and restated that certain letter agreement (the “Amended and Restated Sponsor Agreement”), dated November 23, 2020, by and among Genesis Park, Sponsor and Paul W. Hobby, Jonathan E. Baliff, David Bilger, David N. Siegel, Thomas Dan Friedkin, Andrea Fischer Newman, Richard H. Anderson and Wayne Gilbert West (the “Insiders”), pursuant to which, among other things, Sponsor and the Insiders agreed (i) to vote their respective shares of Genesis Park’s securities in favor of the Transactions and other Acquiror Stockholder Matters, (ii) not to redeem any Class A ordinary shares in connection with the shareholder redemption and (iii) be bound to certain other obligations as described therein.

The foregoing description of the Amended and Restated Sponsor Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Sponsor Agreement, which is attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Warrant Forfeiture Agreement

In connection with the execution of the Merger Agreement, Sponsor, Jefferies, Genesis Park, the Company and Holdings entered into a Forfeiture of Private Placement Warrants Agreement (the “Warrant Forfeiture Agreement”), pursuant to which in connection the closing of the Transactions, (i) Sponsor will forfeit and surrender to Genesis Park 1,886,000 warrants and (ii) Jefferies will forfeit and surrender to Genesis Park 114,000 warrants, in each case that were acquired by Sponsor and Jefferies in a private placement concurrently with Genesis Park’s initial public offering.

The foregoing description of the Warrant Forfeiture Agreement is not complete and is qualified in its entirety by reference to the Subscription Agreements, a form of which are attached as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The shares of Class A Common Stock to be issued in connection with the Subscription Agreements and the warrants to be issued in connection with the Merger Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On March 25, 2021, Genesis Park and the Company issued a joint press release (the “Press Release”) announcing the Transactions. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated March 2021, that will be used by Genesis Park with respect to the Transactions. Attached as Exhibit 99.3 and incorporated by reference herein is a transcript of a video included in Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Genesis Park under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3.

Additional Information

In connection with the proposed business combination between Redwire and Genesis Park Acquisition Corp., Genesis Park Acquisition Corp. intends to file with the SEC a preliminary proxy statement / prospectus and will mail a definitive proxy statement / prospectus and other relevant documentation to Genesis Park Acquisition Corp. shareholders. This Current Report does not contain all the information that should be considered concerning the proposed business combination. It is not intended to form the basis of any investment decision or any other decision in respect to the proposed business combination. Genesis Park Acquisition Corp. shareholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and any amendments thereto, and the definitive proxy statement / prospectus in connection with Genesis Park Acquisition Corp.’s solicitation of proxies for the special meeting to be held to approve the transactions contemplated by the proposed business combination because these materials will contain important information about Redwire, Genesis Park Acquisition Corp. and the proposed business combination. The definitive proxy statement / prospectus will be mailed to Genesis Park Acquisition Corp. shareholders as of a record date to be established for voting on the proposed business combination when it becomes available. Shareholders will also be able to obtain a copy of the preliminary proxy statement / prospectus and the definitive proxy statement / prospectus once they are available, without charge, at the SEC’s website at http://sec.gov or by directing a request to: investor-relations@redwirespace.com.

Participants in the Solicitation

Genesis Park Acquisition Corp. and its directors and officers may be deemed participants in the solicitation of proxies of Genesis Park Acquisition Corp. shareholders in connection with the proposed business combination. Genesis Park Acquisition Corp. shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Genesis Park Acquisition Corp. in Genesis Park Acquisition Corp.’s prospectus relating to its initial public offering filed with the SEC on November 24, 2020.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Genesis Park Acquisition Corp. shareholders in connection with the proposed business combination will be set forth in the proxy statement / prospectus for the transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement / prospectus that Genesis Park Acquisition Corp. intends to file with the SEC.

Forward Looking Statements

This Current Report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information, including without limitation, forecasted revenue and revenue CAGR. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Genesis Park Acquisition Corp., Redwire or the combined company after completion of the Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement governing the proposed business combination; (2) the inability to complete the transactions contemplated by the merger agreement due to the failure to obtain approval of the shareholders of Genesis Park Acquisition Corp. or other conditions to closing in the merger agreement; (3) the ability to meet NYSE’s listing standards following the consummation of the transactions contemplated by the merger agreement; (4) the risk that the proposed transaction disrupts current plans and operations of Redwire as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Redwire may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Genesis Park Acquisition Corp. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Genesis Park Acquisition Corp. and Redwire undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Disclaimer

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 25, 2021, by and among Genesis Park Acquisitions Corp., Shepard Merger Sub Corporation, Cosmos Intermediate, LLC and Redwire, LLC.

10.1	Investor Rights Agreement, dated as of March 25, 2021, by and among Genesis Park Acquisition Corp., Redwire, LLC, Genesis Park Holdings, and the other parties named therein.

10.2	Form of Subscription Agreement.

10.3*	Amended and Restated Sponsor Agreement, dated as of March 25, 2021, by and among Genesis Park Acquisition Corp., Genesis Park Holdings, and the Insiders.

10.4	Warrant Forfeiture Agreement, dated as of March 25, 2021, by and among Genesis Park Acquisition Corp., Genesis Park Holdings, Jefferies LLC, Redwire LLC and Cosmos Intermediate, LLC.

99.1	Joint Press Release of Genesis Park Acquisition Corp. and Cosmos Intermediate, LLC, dated March 25, 2021.

99.2	Investor Presentation of Genesis Park dated March 2021.

99.3	Transcript of Video.

*

Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Genesis Park Acquisition Corp. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesis Park Acquisition Corp.
Dated: March 25, 2021

	By:	/s/ Jonathan Baliff
Name: Jonathan Baliff
Title: President and Chief Financial Officer